Exhibit 99

Accenture Reports Fourth-Quarter and Strong Full-Year Fiscal 2023 Results
-- For the fourth quarter, revenues are $16.0 billion, an increase of 4% in both U.S. dollars and local currency; GAAP operating margin is 12.0%, compared to 14.7% in the fourth quarter of fiscal 2022; adjusted1 operating margin is 14.9%, an expansion of 20 basis points --
-- For full fiscal year, revenues are $64.1 billion, an increase of 4% in U.S. dollars and 8% in local currency; GAAP operating margin is 13.7%, compared to 15.2% in fiscal 2022; adjusted operating margin expands 20 basis points to 15.4% --
-- For the fourth quarter, GAAP EPS are $2.15, compared to $2.60 in the fourth quarter of fiscal 2022; adjusted EPS are $2.71, a 4% increase. For full fiscal year, GAAP EPS are $10.77, compared to $10.71 in fiscal 2022; adjusted EPS are $11.67, a 9% increase --
-- Free cash flow is $3.2 billion for the quarter and $9.0 billion for the full-year --
-- New bookings are $16.6 billion for the quarter and $72.2 billion for the full-year, a 1% increase in U.S. dollars and 5% increase in local currency over full-year fiscal 2022 new bookings --
-- 15% increase in quarterly dividend to $1.29 per share; Board of Directors approves $4.0 billion of additional share repurchase authority --
-- For fiscal year 2024, Accenture expects revenue growth of 2% to 5% in local currency; GAAP diluted EPS of $11.41 to $11.76, a 6% to 9% increase; and adjusted EPS of $11.97 to $12.32, a 3% to 6% increase --
NEW YORK; September 28, 2023 — Accenture (NYSE: ACN) reported financial results for the fourth quarter and full fiscal year ended August 31, 2023.

For the fourth quarter, revenues were $16.0 billion, an increase of 4% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2022. GAAP operating income was $1.91 billion, compared to $2.27 billion for the fourth quarter last year, and operating margin was 12.0% compared to 14.7% for the fourth quarter last year. Adjusted operating income was $2.38 billion and adjusted operating margin was 14.9%, an expansion of 20 basis points from the fourth quarter of fiscal 2022. GAAP diluted earnings per share were $2.15, compared to $2.60 for the fourth quarter last year. Adjusted EPS were $2.71, an increase of 4% from the fourth quarter of fiscal 2022. Operating cash flow was $3.41 billion and free cash flow was $3.23 billion. New bookings were $16.6 billion.

For the full fiscal year, revenues were $64.1 billion, an increase of 4% in U.S. dollars and 8% in local currency compared with fiscal 2022. GAAP operating income was $8.81 billion, compared to $9.37 billion in fiscal 2022, and operating margin was 13.7% compared to 15.2% in fiscal 2022. Adjusted operating income was $9.87 billion and adjusted operating margin was 15.4%, an expansion of 20 basis points from fiscal 2022. GAAP diluted earnings per share were $10.77, compared to $10.71 in fiscal 2022. Adjusted EPS were $11.67, an increase of 9% from fiscal 2022. Operating cash flow was $9.52 billion and free cash flow was $9.00 billion. New bookings were $72.2 billion.

1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs and a gain related to our investment in Duck Creek Technologies, as further described in this release.

Julie Sweet, chair and CEO, Accenture, said, “I am extremely proud that we have achieved another strong year of financial performance in fiscal year 2023. Our ability to remain laser-focused on meeting the needs of our clients is reflected in new bookings of $72 billion in fiscal 2023; 106 clients with quarterly bookings of more than $100 million; and reaching a record 300 Diamond clients, our largest relationships. Our clients’ generative AI bookings of $300 million in the last six months position us at the heart of the beginning of AI-fueled reinvention. I would like to thank our extraordinary 733,000 people who made these results possible and focus every day on creating 360° value for all of our stakeholders.”

Financial Review
Fourth Quarter Fiscal 2023

Revenues for the fourth quarter of fiscal 2023 were $15.99 billion, compared with $15.42 billion for the fourth quarter of fiscal 2022, an increase of 4% in both U.S. dollars and local currency, and were within the company’s guided range of $15.75 billion to $16.35 billion. There was no foreign-exchange impact for the quarter, which was consistent with the assumption provided in the company’s third-quarter earnings release.

•Consulting revenues were $8.20 billion, a decrease of 2% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2022.

•Managed Services revenues were $7.79 billion, an increase of 10% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2022.

GAAP diluted EPS for the quarter were $2.15 compared with $2.60 for the fourth quarter of fiscal 2022. Excluding a $0.56 decrease for business optimization costs, adjusted EPS were $2.71, an increase of 4% from the fourth quarter of fiscal 2022. The $0.11 increase in EPS on an adjusted basis reflects:
•a $0.14 increase from higher revenue and operating results;

•a $0.08 increase from higher non-operating income; and

•a $0.01 increase from lower share count;

partially offset by

•a $0.11 decrease from a higher effective tax rate; and
•a $0.01 decrease from higher noncontrolling interests.

Gross margin (gross profit as a percentage of revenues) for the fourth quarter was 32.4%, compared with 32.1% for the fourth quarter of fiscal 2022. Selling, general and administrative (SG&A) expenses for the fourth quarter were $2.80 billion, or 17.5% of revenues, compared with $2.68 billion, or 17.4% of revenues, for the fourth quarter of fiscal 2022.

GAAP operating income for the quarter decreased 16%, to $1.91 billion, or 12.0% of revenues, compared with $2.27 billion, or 14.7% of revenues, for the fourth quarter of fiscal 2022. Adjusted operating income for the quarter was $2.38 billion, or 14.9% of revenues, an expansion of 20 basis points from the fourth quarter of fiscal 2022.
The company's GAAP effective tax rate for the quarter was 28.1%, compared with 24.6% for the fourth quarter of fiscal 2022. On an adjusted basis, the effective tax rate for the fourth quarter of fiscal 2023 was 27.4%.

GAAP net income for the quarter was $1.41 billion, compared with $1.69 billion for the fourth quarter of fiscal 2022. Adjusted net income for the quarter was $1.76 billion.

Operating cash flow for the quarter was $3.41 billion, and property and equipment additions were $180 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $3.23 billion. For the same period last year, operating cash flow was $3.79 billion, property and equipment additions were $177 million, and free cash flow was $3.61 billion.

Days services outstanding, or DSOs, were 42 days at August 31, 2023, compared with 43 days at August 31, 2022.

Accenture’s total cash balance at August 31, 2023 was $9.0 billion, compared with $7.9 billion at August 31, 2022.

New Bookings

New bookings for the fourth quarter of fiscal 2023 were $16.6 billion, a decrease of 10% in both U.S. dollars and local currency from the fourth quarter of fiscal 2023.

•Consulting new bookings were $8.5 billion, or 51% of total new bookings.

•Managed Services new bookings were $8.2 billion, or 49% of total new bookings.

Revenues by Geographic Market

Revenues by geographic market were as follows:

•North America: $7.55 billion, flat in U.S. dollars and an increase of 1% in local currency compared with the fourth quarter of fiscal 2022.

•Europe: $5.30 billion, an increase of 10% in U.S. dollars and 7% in local currency compared with the fourth quarter of fiscal 2022.

•Growth Markets: $3.13 billion, an increase of 1% in U.S. dollars and 6% in local currency compared with the fourth quarter of fiscal 2022.

Revenues by Industry Group

Revenues by industry group were as follows:

•Communications, Media & Technology: $2.71 billion, a decrease of 12% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2022.

•Financial Services: $3.03 billion, an increase of 3% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2022.

•Health & Public Service: $3.27 billion, an increase of 13% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2022.

•Products: $4.75 billion, an increase of 6% in U.S. dollars and 5% in local currency compared with the fourth quarter of fiscal 2022.

•Resources: $2.23 billion, an increase of 10% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2022.

Full Year Fiscal 2023

Revenues for fiscal 2023 were $64.11 billion, compared with $61.59 billion for fiscal 2022, an increase of 4% in U.S. dollars and 8% in local currency. Revenues for fiscal 2023 reflect a foreign-exchange impact of approximately negative 4% compared with fiscal 2022.

•Consulting revenues were $33.61 billion, a decrease of 1% in U.S. dollars and an increase of 3% in local currency compared with fiscal 2022.

•Managed Services revenues were $30.50 billion, an increase of 11% in U.S. dollars and 14% in local currency compared with fiscal 2022.

GAAP diluted EPS for fiscal 2023 were $10.77 compared with $10.71 for fiscal 2022. Excluding a $1.28 decrease for business optimization costs and a $0.38 increase for a gain on an investment, adjusted EPS were $11.67, an increase of 9% from fiscal 2022. The $0.96 increase in EPS on an adjusted basis reflects:
•a $0.60 increase from higher revenue and operating results;

•a $0.18 increase from higher non-operating income;

•a $0.15 increase from the loss on the disposition of the company’s business in Russia recorded in fiscal 2022; and

•a $0.08 increase from lower share count;

partially offset by

•a $0.03 decrease from higher noncontrolling interests; and

•a $0.02 decrease from a higher effective tax rate.

Gross margin (gross profit as a percentage of revenues) for fiscal 2023 was 32.3%, compared with 32.0% for fiscal 2022. Selling, general and administrative (SG&A) expenses for the full fiscal year were $10.86 billion or 16.9% of revenues, compared with $10.33 billion, or 16.8% of revenues, for fiscal 2022.

GAAP Operating income for fiscal 2023 decreased 6%, to $8.81 billion, or 13.7% of revenues, compared with $9.37 billion, or 15.2% of revenues, in fiscal 2022. Adjusted operating income for the full fiscal year was $9.87 billion, or 15.4% of revenues, an expansion of 20 basis points from fiscal 2022.

The company's GAAP annual effective tax rate for fiscal 2023 was 23.4%, compared with 24.0% in fiscal 2022. On an adjusted basis, the effective tax rate for fiscal 2023 was 23.9%.

GAAP net income for the full fiscal year was $7.00 billion, compared with $6.99 billion in fiscal 2022. Adjusted net income for fiscal 2023 was $7.58 billion.

For fiscal 2023, operating cash flow was $9.52 billion, and property and equipment additions were $528 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $9.00 billion. For fiscal 2022, operating cash flow was $9.54 billion, property and equipment additions were $718 million, and free cash flow was $8.82 billion.

New Bookings

New bookings for fiscal 2023 were $72.2 billion, an increase of 1% in U.S. dollars and 5% in local currency from fiscal 2022.

•Consulting new bookings were $36.2 billion, or 50% of total new bookings.

•Managed Services new bookings were $36.0 billion, or 50% of total new bookings.

Revenues by Geographic Market

Revenues by geographic market for fiscal 2023 were as follows:

•North America: $30.30 billion, an increase of 4% in both U.S. dollars and local currency compared with fiscal 2022.

•Europe: $21.29 billion, an increase of 5% in U.S. dollars and 11% in local currency compared with fiscal 2022.

•Growth Markets: $12.53 billion, an increase of 3% in U.S. dollars and 12% in local currency compared with fiscal 2022.

Revenues by Industry Group

Revenues by industry group for fiscal 2023 were as follows:

•Communications, Media & Technology: $11.45 billion, a decrease of 6% in U.S. dollars and 3% in local currency compared with fiscal 2022.

•Financial Services: $12.13 billion, an increase of 3% in U.S. dollars and 7% in local currency compared with fiscal 2022.

•Health & Public Service: $12.56 billion, an increase of 12% in U.S. dollars and 14% in local currency compared with fiscal 2022.

•Products: $19.10 billion, an increase of 5% in U.S. dollars and 9% in local currency compared with fiscal 2022.

•Resources: $8.86 billion, an increase of 10% in U.S. dollars and 15% in local currency compared with fiscal 2022.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2023, the company returned $7.2 billion to shareholders, including $2.8 billion in cash dividends and $4.3 billion in share repurchases.

Dividend

On August 15, 2023, a quarterly cash dividend of $1.12 per share was paid to shareholders of record at the close of business on July 13, 2023. These cash dividend payments totaled
$706 million, bringing dividend payments for the full year to $2.83 billion, compared with $2.46 billion in fiscal 2022.

Accenture plc has declared a quarterly cash dividend of $1.29 per share, for shareholders of record at the close of business on October 12, 2023. This dividend, which is payable on November 15, 2023, represents a 15% increase over the company’s previous quarterly dividend.

Share Repurchase Activity

During the fourth quarter of fiscal 2023, Accenture repurchased or redeemed 3.2 million shares, including 3.1 million shares repurchased in the open market, for a total of $1.0 billion. This brought total share repurchases and redemptions for the full fiscal year to 15.3 million shares, including 12.8 million shares repurchased in the open market, for a total of $4.3 billion.

The company’s Board of Directors has approved $4.0 billion in additional share repurchase authority, bringing Accenture’s total outstanding authority to approximately $6.5 billion.

At August 31, 2023, Accenture had approximately 629 million total shares outstanding.

Business Outlook

First Quarter Fiscal 2024

Accenture expects revenues for the first quarter of fiscal 2024 to be in the range of $15.85 billion to $16.45 billion, or -2% to 2% in local currency, reflecting the company’s assumption of a positive 2.5% foreign-exchange impact compared with the first quarter of fiscal 2023.

Fiscal Year 2024

Accenture’s business outlook for the full 2024 fiscal year assumes that the foreign-exchange impact on its results in U.S. dollars will be flat compared with fiscal 2023. For fiscal 2024, the company expects revenue growth to be in the range of 2% to 5% in local currency.

Accenture expects GAAP operating margin for fiscal 2024 to be in the range of 14.8% to
15.0%, an expansion of 110 to 130 basis points from fiscal 2023, and adjusted operating margin, which excludes an estimated $450 million for business optimization costs, to be in the range of 15.5% to 15.7%, an expansion of 10 to 30 basis points from fiscal 2023.

The company expects both its GAAP and adjusted annual effective tax rate, which excludes the tax impacts of business optimization costs, to be in the range of 23.5% to 25.5%.

The company expects GAAP diluted EPS to be in the range of $11.41 to $11.76, an increase of 6% to 9% over fiscal 2023 and adjusted EPS to be in the range of $11.97 to $12.32, an increase of 3% to 6% over fiscal 2023. This excludes $0.56 for business optimization costs in fiscal 2024.

For fiscal 2024, the company expects operating cash flow to be in the range of $9.3 billion to $9.9 billion; property and equipment additions to be $600 million; and free cash flow to be in the range of $8.7 billion to $9.3 billion.

The company expects to return at least $7.7 billion in cash to shareholders through dividends and share repurchases.

360° Value Reporting

Accenture’s goal is to create 360° value for our clients, people, shareholders, partners, and communities. To enhance transparency and provide a comprehensive view for all stakeholders, we have combined our financial and environmental, social and governance (ESG) reporting into a digital-first experience. To access our goals, progress and performance, please visit the Accenture 360° Value Reporting Experience (www.accenture.com/reportingexperience).

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter and fiscal 2023 financial results. To participate, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the United States, Puerto Rico and Canada] and enter access code 4466414 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available at www.accenture.com beginning at 11:00 a.m. EDT today, September 28, and continuing through Monday, December 18, 2023. The replay will also be available via telephone by dialing +1 (866) 207-1041 [+1 (402) 970-0847 outside the United States, Puerto Rico and Canada] and entering access code 5848756 from 11:00 a.m. EDT today, September 28, through Monday, December 18, 2023.

About Accenture

Accenture is a leading global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale. We are a talent and innovation led company with 733,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology with unmatched industry experience, functional expertise and global delivery capability. We are uniquely able to deliver tangible outcomes because of our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Accenture Song. These capabilities, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients succeed and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture’s environmental, social and governance (ESG) commitments and disclosures may expose it to reputational risks and legal liability; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and strategy to continue to grow in key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. In addition, the timing and amount of costs related to our business optimization actions and the nature and extent of benefits realized from such actions are subject to uncertainties and other factors, including local country consultation processes and regulations, and may differ from our current expectations and estimates. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
###

Contacts:

Rachel Frey
Accenture Media Relations
+1 917 452 4421
rachel.frey@accenture.com
Katie O’Conor
Accenture Investor Relations
+1 973 301 3275
catherine.m.oconor@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2023	% of Revenues	August 31, 2022	% of Revenues	August 31, 2023	% of Revenues	August 31, 2022	% of Revenues
REVENUES:
Revenues	$15,985,200	100.0%	$15,423,656	100.0%	$64,111,745	100.0%	$61,594,305	100.0%
OPERATING EXPENSES:
Cost of services	10,803,571	67.6%	10,477,599	67.9%	43,380,138	67.7%	41,892,766	68.0%
Sales and marketing	1,730,422	10.8%	1,578,243	10.2%	6,582,629	10.3%	6,108,401	9.9%
General and administrative costs	1,066,404	6.7%	1,099,625	7.1%	4,275,943	6.7%	4,225,957	6.9%
Business optimization costs	471,883	3.0%	—	—%	1,063,146	1.7%	—	—%
Total operating expenses	14,072,280		13,155,467		55,301,856		52,227,124
OPERATING INCOME	1,912,920	12.0%	2,268,189	14.7%	8,809,889	13.7%	9,367,181	15.2%
Interest income	103,627		23,087		280,409		45,133
Interest expense	(17,403)		(12,871)		(47,525)		(47,320)
Other (expense) income, net	(40,017)		(33,444)		96,559		(72,533)
Loss on disposition of Russia business	—		—		—		(96,294)
INCOME BEFORE INCOME TAXES	1,959,127	12.3%	2,244,961	14.6%	9,139,332	14.3%	9,196,167	14.9%
Income tax expense	550,915		552,576		2,135,802		2,207,207
NET INCOME	1,408,212	8.8%	1,692,385	11.0%	7,003,530	10.9%	6,988,960	11.3%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,414)		(1,770)		(7,204)		(7,348)
Net income attributable to noncontrolling interests – other (1)	(33,835)		(25,487)		(124,769)		(104,443)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,372,963	8.6%	$1,665,128	10.8%	$6,871,557	10.7%	$6,877,169	11.2%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,372,963		$1,665,128		$6,871,557		$6,877,169
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,414		1,770		7,204		7,348
Net income for diluted earnings per share calculation	$1,374,377		$1,666,898		$6,878,761		$6,884,517
EARNINGS PER SHARE:
Basic	$2.18		$2.63		$10.90		$10.87
Diluted	$2.15		$2.60		$10.77		$10.71
WEIGHTED AVERAGE SHARES:
Basic	629,922,331		632,095,422		630,608,186		632,762,710
Diluted	639,249,070		640,914,760		638,591,616		642,839,181
Cash dividends per share	$1.12		$0.97		$4.48		$3.88

(1)     Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)     Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	August 31, 2023	August 31, 2022
GEOGRAPHIC MARKETS
North America	$7,553,990	$7,523,505	—%	1%
Europe	5,297,437	4,803,237	10	7
Growth Markets	3,133,773	3,096,914	1	6
Total Revenues	$15,985,200	$15,423,656	4%	4%
INDUSTRY GROUPS
Communications, Media & Technology	$2,707,722	$3,081,007	(12)%	(12)%
Financial Services	3,027,087	2,941,286	3	3
Health & Public Service	3,270,497	2,892,549	13	13
Products	4,751,133	4,478,375	6	5
Resources	2,228,761	2,030,439	10	10
Total Revenues	$15,985,200	$15,423,656	4%	4%
TYPE OF WORK
Consulting	$8,196,848	$8,328,761	(2)%	(2)%
Managed Services (1)	7,788,352	7,094,895	10	10
Total Revenues	$15,985,200	$15,423,656	4%	4%

	Year Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	August 31, 2023	August 31, 2022
GEOGRAPHIC MARKETS
North America	$30,295,587	$29,121,385	4%	4%
Europe	21,285,122	20,263,550	5	11
Growth Markets	12,531,036	12,209,370	3	12
Total Revenues	$64,111,745	$61,594,305	4%	8%
INDUSTRY GROUPS
Communications, Media & Technology	$11,452,914	$12,199,797	(6)%	(3)%
Financial Services	12,131,531	11,810,582	3	7
Health & Public Service	12,560,458	11,226,464	12	14
Products	19,103,892	18,275,419	5	9
Resources	8,862,950	8,082,043	10	15
Total Revenues	$64,111,745	$61,594,305	4%	8%
TYPE OF WORK
Consulting	$33,613,008	$34,075,856	(1)%	3%
Managed Services (1)	30,498,737	27,518,449	11	14
Total Revenues	$64,111,745	$61,594,305	4%	8%

(1)Previously referred to as our outsourcing business.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2023		August 31, 2022
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$1,098,715	15%	$1,261,735	17%	$(163,020)
Europe	437,498	8	467,316	10	(29,818)
Growth Markets	376,707	12	539,138	17	(162,431)
Total Operating Income	$1,912,920	12.0%	$2,268,189	14.7%	$(355,269)

	Year Ended
	August 31, 2023		August 31, 2022
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$4,473,701	15%	$4,976,890	17%	$(503,189)
Europe	2,332,678	11	2,437,313	12	(104,635)
Growth Markets	2,003,510	16	1,952,978	16	50,532
Total Operating Income	$8,809,889	13.7%	$9,367,181	15.2%	$(557,292)

Accenture plc
Reconciliation of Operating Income (GAAP) to Operating Income As Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2023				August 31, 2022
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Operating Margin (GAAP)	Increase (Decrease)
North America	$1,098,715	$191,550	$1,290,265	17%	$1,261,735	17%	$28,530
Europe	437,498	226,013	663,511	13	467,316	10	196,195
Growth Markets	376,707	54,320	431,027	14	539,138	17	(108,111)
Total Operating Income	$1,912,920	$471,883	$2,384,803	14.9%	$2,268,189	14.7%	$116,614

	Year Ended
	August 31, 2023				August 31, 2022
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Operating Margin (GAAP)	Increase (Decrease)
North America	$4,473,701	$464,879	$4,938,580	16%	$4,976,890	17%	$(38,310)
Europe	2,332,678	432,853	2,765,531	13	2,437,313	12	328,218
Growth Markets	2,003,510	165,414	2,168,924	17	1,952,978	16	215,946
Total Operating Income	$8,809,889	$1,063,146	$9,873,035	15.4%	$9,367,181	15.2%	$505,854

(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	August 31, 2023			August 31, 2022
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Operating Income	$1,912,920	$471,883	$2,384,803	$2,268,189
Operating Margin	12.0%	2.9%	14.9%	14.7%

Income before income taxes	1,959,127	471,883	2,431,010	2,244,961
Income tax expense	550,915	115,514	666,429	552,576
Net Income	$1,408,212	$356,369	$1,764,581	$1,692,385
Effective tax rate	28.1%	24.5%	27.4%	24.6%
Diluted earnings per share	$2.15	$0.56	$2.71	$2.60

	Year Ended
	August 31, 2023				August 31, 2022
	As Reported (GAAP)	Business Optimization (1)	Investment Gain (2)	Adjusted (Non-GAAP)	As Reported (GAAP)
Operating Income	$8,809,889	$1,063,146	$—	$9,873,035	$9,367,181
Operating Margin	13.7%	1.7%	—%	15.4%	15.2%

Income before income taxes	9,139,332	1,063,146	(252,920)	9,949,558	9,196,167
Income tax expense	2,135,802	247,365	(8,840)	2,374,327	2,207,207
Net Income	$7,003,530	$815,781	$(244,080)	$7,575,231	$6,988,960
Effective tax rate	23.4%	23.3%	3.5%	23.9%	24.0%
Diluted earnings per share	$10.77	$1.28	$(0.38)	$11.67	$10.71

(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)Gain recognized related to our investment in Duck Creek Technologies.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	August 31, 2023	August 31, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,045,032	$7,889,833
Short-term investments	4,575	3,973
Receivables and contract assets	12,227,186	11,776,775
Other current assets	2,105,138	1,940,290
Total current assets	23,381,931	21,610,871
NON-CURRENT ASSETS:
Contract assets	106,994	46,844
Investments	197,443	317,972
Property and equipment, net	1,530,007	1,659,140
Lease assets	2,637,479	3,018,535
Goodwill	15,573,003	13,133,293
Other non-current assets	7,818,448	7,476,735
Total non-current assets	27,863,374	25,652,519
TOTAL ASSETS	$51,245,305	$47,263,390
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$104,810	$9,175
Accounts payable	2,491,173	2,559,485
Deferred revenues	4,907,152	4,478,048
Accrued payroll and related benefits	7,506,030	7,611,794
Lease liabilities	690,417	707,598
Other accrued liabilities	2,309,456	2,157,396
Total current liabilities	18,009,038	17,523,496
NON-CURRENT LIABILITIES:
Long-term debt	43,093	45,893
Lease liabilities	2,310,714	2,563,090
Other non-current liabilities	4,423,867	4,383,823
Total non-current liabilities	6,777,674	6,992,806
Total Accenture plc shareholders’ equity	25,692,839	22,106,097
Noncontrolling interest	765,754	640,991
Total Shareholders' Equity	26,458,593	22,747,088
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,245,305	$47,263,390

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,408,212	$1,692,385	$7,003,530	$6,988,960
Depreciation, amortization and other	641,281	534,905	2,281,085	2,088,216
Share-based compensation expense	383,017	360,234	1,913,051	1,679,789
Change in assets and liabilities/other, net	976,878	1,202,586	(1,673,398)	(1,215,836)
Net cash provided by (used in) operating activities	3,409,388	3,790,110	9,524,268	9,541,129
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(180,294)	(177,051)	(528,172)	(717,998)
Purchases of businesses and investments, net of cash acquired	(1,196,856)	(1,235,164)	(2,530,863)	(3,447,552)
Proceeds from the sale of businesses and investments, net of cash transferred	6,274	440	424,387	(107,659)
Other investing, net	3,786	3,183	12,178	12,580
Net cash provided by (used in) investing activities	(1,367,090)	(1,408,592)	(2,622,470)	(4,260,629)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	156,432	149,213	1,501,069	1,349,064
Purchases of shares	(1,004,553)	(605,487)	(4,330,403)	(4,116,378)
Cash dividends paid	(706,063)	(613,730)	(2,827,394)	(2,457,306)
Other financing, net	73,883	(31,408)	11,402	(86,406)
Net cash provided by (used in) financing activities	(1,480,301)	(1,101,412)	(5,645,326)	(5,311,026)
Effect of exchange rate changes on cash and cash equivalents	(52,411)	(93,841)	(101,273)	(247,815)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	509,586	1,186,265	1,155,199	(278,341)
CASH AND CASH EQUIVALENTS, beginning of period	8,535,446	6,703,568	7,889,833	8,168,174
CASH AND CASH EQUIVALENTS, end of period	$9,045,032	$7,889,833	$9,045,032	$7,889,833